Exhibit 99.1

Privia Health Reports Fourth Quarter 2021 Financial Results

–FY 2021 Financial Results Above High End of Guidance
–FY 2022 Guidance Highlights Practice Collections Growth of 30.7% at Midpoint
–Entries into California, Montana and West Texas help to Accelerate 2022 Growth
–Launches Three New ACOs; Four Existing ACOs participating in MSSP Enhanced Track
–Enters Two New Capitated Arrangements with Potential Upside and Downside Risk
–Jeff Sherman Resigns as CFO; David Mountcastle Reappointed CFO
–Conference Call Moved to Wednesday, March 23, 2022, at 8:30 am ET

ARLINGTON, VA – March 22, 2022 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial and operating results for the fourth quarter and full year ended December 31, 2021.
“Our exceptional operating execution throughout 2021 generated excellent fourth quarter and full-year financial performance, with practice collections, care margin and adjusted EBITDA all beating the high end of our most recent full-year financial guidance,” said Shawn Morris, Chief Executive Officer, Privia Health. “In addition, with 30.1% growth in implemented providers and a 15.2% increase in attributed lives across a number of value-based reimbursement programs, our outlook highlights our continued momentum into 2022.
“Privia Health’s highly-aligned provider partnership model and our recent successes have created opportunities to enter new markets, grow within our existing practice partners and expand our number of new provider partners in existing geographies. These efforts and achievements are expected to drive an acceleration of top-line growth and increasing profitability in 2022 as we continue to invest in our operations, talent and technology capabilities to support this growth,” Morris added.
Fourth Quarter
Total revenue for the fourth quarter of 2021 was $275.3 million, compared to total revenue of $213.7 million for the prior year fourth quarter (+28.8%). Operating loss for the fourth quarter of 2021 was $19.3 million, compared to operating income of $4.2 million for the prior year fourth quarter. Net loss for the fourth quarter of 2021 was $12.0 million, or a loss of $0.11 per share, compared to net income of $3.9 million, or $0.04 per share, for the fourth quarter of 2020. Net loss for the fourth quarter of 2021 included $25.1 million in non-cash stock compensation expense and $0.7 million in other non-recurring expenses.
Non-GAAP adjusted net income was $7.0 million, or $0.06 per diluted share, for the fourth quarter of 2021, compared to $5.7 million, or $0.06 per diluted share, for the prior year fourth quarter (+22.8%).
Reconciliation of net (loss) income to adjusted net income, as well as other non-GAAP reconciliations, are presented in tables near the end of this press release.
Key operating and non-GAAP financial metrics include:
•Practice Collections for the fourth quarter of 2021 were $513.2 million, compared to $352.1 million for the same period in 2020 (+45.8%).
•Care Margin for the fourth quarter of 2021 was $68.6 million, compared to $51.3 million for the same period in 2020 (+33.8%).
•Platform Contribution for the fourth quarter of 2021 was $27.8 million, compared to $23.4 million for the same period in 2020 (+18.8%).

•Adjusted EBITDA for the fourth quarter of 2021 was $7.5 million, compared to $6.4 million for the same period in 2020 (+18.2%).
•Implemented Providers for the fourth quarter of 2021 were 3,317, compared to 2,550 at the end of the fourth quarter of 2020 (+30.1%).
•Value-Based Care Attributed Lives for the fourth quarter of 2021 were 786,000, compared to 682,000 at the end of the fourth quarter of 2020 (+15.2%).
Full Year
Total revenue for the full year ended December 31, 2021 was $966.2 million, compared to total revenue of $817.1 million for the same period in the prior year (+18.3%). Operating loss for full-year 2021 was $217.4 million, compared to operating income of $25.4 million for the same period in the prior year. Net loss for full-year 2021 was $188.2 million, or a loss of $1.83 per share, compared to net income of $31.2 million, or $0.33 per share, for the same period in 2020. Net loss for full-year 2021 included $253.5 million in non-cash stock compensation expense and $2.8 million in other non-recurring expenses.
Non-GAAP adjusted net income was $41.6 million or $0.36 per diluted share, compared to $26.6 million, or $0.28 per diluted share, for the same period in the prior year (+56.4%).
Key operating and non-GAAP financial metrics include:
•Practice Collections for full-year 2021 were $1.63 billion, compared to $1.30 billion for the same period in the prior year (+25.0%).
•Care Margin was $238.4 million, compared to $187.6 million for full-year 2020 (+27.1%).
•Platform Contribution for full-year 2021 was $107.6 million, compared to $82.6 million for the same period in the prior year (+30.2%).
•Adjusted EBITDA was $41.4 million, compared to $29.4 million for full-year 2020 (+40.9%).
Capital Resources and Cash Flow
The Company's balance sheet at December 31, 2021 included $320.6 million of cash and cash equivalents and $33.3 million in outstanding bank debt, compared to cash and cash equivalents of $84.6 million and outstanding bank debt of $34.1 million at December 31, 2020.
Net cash provided by operating activities for the twelve months ended December 31, 2021 was $55.1 million compared to $38.9 million in the prior year (+41.6%). Capital expenditures, which comprise the purchase of property and equipment, were $0.5 million for the twelve months ended December 31, 2021, compared to $0.4 million in the prior year.
New Market Entries
In February, the Company announced a partnership with Surgery Partners (Nasdaq: SGRY) for Privia Health to enter the State of Montana with Great Falls Clinic, a multi-specialty practice with approximately 65 providers spanning 24 specialties. A wholly owned subsidiary of Surgery Partners, Great Falls Clinic will serve as Privia Health’s anchor practice in the state. Privia Health will also provide performance operations services and technology capabilities to Great Falls Clinic as well as to new providers in Montana who join the Privia Platform.
This follows the Company’s October 2021 California market entry with BASS Medical Group, a multi-specialty group with 400+ providers. In the fourth quarter, the Company also launched Privia Medical Group – West Texas with Abilene Diagnostic Clinic, a multi-specialty group practice with more than 30 providers.

These partnerships demonstrate Privia Health’s ability to replicate its operating model with medical groups in uniquely differentiated geographies as the Company executes on its vision to build scaled provider networks nationwide and enable providers to transition profitably to increased risk in value-based programs over time.
New and Existing ACO Participation in MSSP
Privia Health launched three new Accountable Care Organizations (ACOs) in Maryland, Florida and Tennessee, with each participating in the Medicare Shared Savings Program (MSSP). This expands the Privia-owned ACOs to seven, including ACOs in Georgia, Gulf Coast Texas, North Texas and Virginia.
Effective January 1, 2022, Privia ACOs now include 1,900+ independent providers caring for 168,000+ Medicare beneficiaries. Four of the seven ACOs are now participating in the MSSP Enhanced Track with substantial, potential upside and downside financial risk, up from one ACO in the 2021 performance year.
New Capitated Agreements
Privia Health’s ACOs in Florida and the Mid-Atlantic region entered into its first capitated arrangements covering approximately 23,000 Medicare Advantage (MA) beneficiaries effective January 1, 2022.
CFO Departure and Appointment
Privia Health also announced that Jeff Sherman resigned from his position as Executive Vice President and Chief Financial Officer to pursue other opportunities. Mr. Sherman joined the Company on January 5, 2022, and his departure is not a result of any disagreements with Privia Health relating to its operations, policies or practices, or any issues regarding its accounting policies or practices. Subsequently, Privia Health reappointed David Mountcastle Chief Financial Officer. Mr. Mountcastle joined the Company in 2014 as Chief Financial Officer.
Financial and Business Outlook a b c d
Privia Health’s full-year 2022 guidance, as outlined below, reflects management’s expected contribution from existing market growth, recent entries into the California, Montana and West Texas markets, new capitated agreements, estimated new market entry and development costs as well as other operational, technology and workforce investments to support current and future growth.

	FY 2021	FY 2022 Guidance [a]		Y - Y % Change from FY 2021
($ in millions)	Actual	Low	High	Low	High
Implemented Providers	3,317	3,625	3,725	9.3%	12.3%
Attributed Lives	786,000	860,000	890,000	9.4%	13.2%
Practice Collections	$1,626.1	$2,050	$2,200	26.1%	35.3%
GAAP Revenue	966.2	1,225	1,300	26.8%	34.5%
Care Margin	238.4	280	295	17.4%	23.7%
Platform Contribution	107.6	130	135	20.8%	25.5%
Adjusted EBITDA [c]	$41.4	$52	$56	25.6%	35.3%

•2022 guidance includes only previously announced new market entries.
•Adjusted EBITDA guidance includes approximately $4-6 million in spending/costs to invest in and support recent new market entry and value-based care initiatives.
•Capital expenditures expected to be less than $1 million in full-year 2022.

a.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
b.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
Certain non-recurring or non-cash expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
c.Adjusted EBITDA guidance does not add back actual or estimated new market entry and development costs.
d.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on March 23, 2022, at 8:30 am ET / 7:30 am CT to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed via webcast at ir.priviahealth.com/news-and-events/events-and-presentations or by dialing 855-940-5315 (929-517-0419 for international participants), and referencing participant code 4491575. The conference call was previously scheduled for March 25, 2022, and will no longer be held at that time.
The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call at ir.priviahealth.com/news-and-events/events-and-presentations. This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-K is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2022. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in Part II, Item 1A, “Risk Factors” in the Company’s final prospectus dated November 18, 2021, filed with the SEC on November 22, 2021, and the Company’s other public filings.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations (a)
(in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
Revenue	$275,333	$213,699	$966,220	$817,075

Operating expenses:
Physician and practice expense	206,722	162,428	727,827	629,487
Cost of platform	43,724	27,873	174,731	105,006
Sales and marketing	3,800	3,962	22,750	11,343
General and administrative	39,321	14,820	255,884	44,016
Depreciation and amortization	1,113	454	2,464	1,843
Total operating expenses	294,680	209,537	1,183,656	791,695
Operating (loss) income	(19,347)	4,162	(217,436)	25,380
Interest expense	185	437	1,070	1,917
(Loss) income before (benefit from) provision for income taxes	(19,532)	3,725	(218,506)	23,463
(Benefit from) provision for income taxes	(7,643)	(54)	(27,857)	(7,441)
Net (loss) income	(11,889)	3,779	(190,649)	30,904
Less: income (loss) attributable to non-controlling interests	90	(85)	(2,419)	(340)
Net (loss) income attributable to Privia Health Group, Inc.	$(11,979)	$3,864	$(188,230)	$31,244
Net (loss) income per share attributable to Privia Health Group, Inc. stockholders – basic and diluted	$(0.11)	$0.04	$(1.83)	$0.33
Weighted average common shares outstanding – basic and diluted	107,034,298	95,985,817	102,952,370	95,950,062
(a) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets (a)
(in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$320,577	$84,633
Accounts receivable	117,402	99,118
Prepaid expenses and other current assets	8,697	6,333
Total current assets	446,676	190,084
Non-current assets:
Property and equipment, net	4,502	4,814
Right-of-use asset	9,634	—
Intangible assets, net	59,738	5,980
Goodwill	127,938	118,663
Deferred tax asset	33,364	4,953
Other non-current assets	4,521	4,475
Total non-current assets	239,697	138,885
Total assets	$686,373	$328,969

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$45,985	$39,252
Physician and practice liability	140,708	106,811
Current portion of note payable	875	875
Operating lease liabilities, current	2,893	—
Total current liabilities	190,461	146,938
Non-current liabilities:
Note payable, net of current portion	31,688	32,784
Operating lease liabilities, non-current	11,043	—
Other non-current liabilities	3,000	5,595
Total non-current liabilities	45,731	38,379
Total liabilities	236,192	185,317
Commitments and contingencies
Stockholders’ equity:
Common stock	1,078	960
Additional paid-in capital	633,902	165,666
Accumulated deficit	(208,108)	(19,878)
Total Privia Health Group, Inc. stockholders’ equity	426,872	146,748
Non-controlling interest	23,309	(3,096)
Total stockholders’ equity	450,181	143,652
Total liabilities and stockholders’ equity	$686,373	$328,969
(a) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Consolidated Statement of Cash Flows (a)
(in thousands)

	For the Years Ended December 31,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(190,649)	$30,904
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	1,152	1,188
Amortization of intangibles	1,312	642
Amortization of debt issuance costs	157	134
Stock-based compensation	253,531	484
Deferred tax benefit	(28,411)	(7,834)
Changes in asset and liabilities:
Accounts receivable	(14,642)	(21,779)
Prepaid expenses and other current assets	(1,269)	(962)
Other non-current assets and right-of-use asset	(9,680)	1,194
Accounts payable and accrued expenses	1,262	9,706
Physician and practice liability	33,897	24,542
Operating lease liabilities	13,936	—
Other long-term liabilities	(5,538)	672
Net cash provided by operating activities	55,058	38,891
Cash from investing activities
Purchases of property and equipment	(547)	(380)
Business Acquisitions, net of cash acquired	(32,228)	—
Net cash used in investing activities	(32,775)	(380)
Cash flows from financing activities
Proceeds from initial public offering	223,685	—
Payments of underwriting fees, net of discounts and offering costs	(12,691)	—
Repayment of note payable	(875)	(875)
Proceeds from exercised stock options	3,829	108
Debt issuance costs	(287)	—
Proceeds from line of credit	—	10,000
Line of credit payments	—	(10,000)
Net cash provided by (used in) financing activities	213,661	(767)
Net increase in cash and cash equivalents	235,944	37,744
Cash and cash equivalents at beginning of period	84,633	46,889
Cash and cash equivalents at end of period	$320,577	$84,633

Supplemental disclosure of cash flow information:
Interest paid	$888	$1,928
Income taxes paid	$504	$381

Conversion of notes payable to related parties to capital contribution	$—	$4,700
(a) Any slight variations in totals are due to rounding.

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(a)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in millions)	2021	2020	2021	2020

Implemented Providers(1)	3,317	2,550	3,317	2,550
Attributed Lives(2)	786,000	682,000	786,000	682,000
Practice Collections(3)	$513.2	$352.1	$1,626.1	$1,301.1

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia Health, in both Owned and Non-Owned Medical Groups, to deliver care as part of a Value Based Care arrangement. Attributed lives include patients who have selected one of Privia Health’s owned or Non-Owned Medical Groups as their provider of primary are services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(a) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(a)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2021	2020	2021	2020

Care Margin	$68,611	$51,271	$238,393	$187,588
Platform Contribution	27,788	23,398	107,550	82,582
Platform Contribution Margin	40.5%	45.6%	45.1%	44.0%
Adjusted EBITDA	7,528	6,368	41,377	29,372
Adjusted EBITDA Margin	11.0%	12.4%	17.4%	15.7%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is total revenue less the sum of physician and practice expense.
•Platform Contribution is total revenue less the sum of (i) physician and practice expense, (ii) cost of platform, and (iii) stock-based compensation expense included in the cost of platform.
•Platform Contribution margin is platform contribution divided by care margin.
•Adjusted EBITDA is net income (loss) attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding minority interests, provision (benefit) for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, severance charges and other nonrecurring expenses.
•Adjusted EBITDA margin is Adjusted EBITDA divided by Care Margin.

(a) Any slight variations in totals are due to rounding.

Reconciliation of Operating (Loss) Income to Care Margin(a)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2021	2020	2021	2020
Operating (loss) income	$(19,347)	$4,162	$(217,436)	$25,380
Depreciation and amortization	1,113	454	2,464	1,843
General and administrative	39,321	14,820	255,884	44,016
Sales and marketing	3,800	3,962	22,750	11,343
Cost of platform	43,724	27,873	174,731	105,006
Care margin	$68,611	$51,271	$238,393	$187,588
(a) Any slight variations in totals are due to rounding.
Reconciliation of Operating (Loss) Income to Platform Contribution(a)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2021	2020	2021	2020
Operating (loss) income	$(19,347)	$4,162	$(217,436)	$25,380
Depreciation and amortization	1,113	454	2,464	1,843
General and administrative	39,321	14,820	255,884	44,016
Sales and marketing	3,800	3,962	22,750	11,343
Stock-based compensation(5)	2,901	—	43,888	—
Platform contribution	$27,788	$23,398	$107,550	$82,582
(a) Any slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included under Cost of Platform.

Reconciliation of Net (Loss) Income to Adjusted EBITDA(a)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2021	2020	2021	2020
Net (loss) income	$(11,979)	$3,864	$(188,230)	$31,244
Net income (loss) attributable to non-controlling interests	90	(85)	(2,419)	(340)
Benefit from income taxes	(7,643)	(54)	(27,857)	(7,441)
Interest expense	185	437	1,070	1,917
Depreciation and amortization	1,113	454	2,464	1,843
Stock-based compensation	25,071	121	253,531	484
Other expenses(6)	691	1,631	2,818	1,665
Adjusted EBITDA	$7,528	$6,368	$41,377	$29,372

(a) Any slight variations in totals are due to rounding.
(6) Other expenses include certain non-cash or non-recurring costs.

Reconciliation of Net (Loss) Income to Adjusted Net Income and Adjusted Net Income Per Share(a)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2021	2020	2021	2020
Net (loss) income	$(11,979)	$3,864	$(188,230)	$31,244
Stock-based compensation	25,071	121	253,531	484
Intangible amortization expense	830	160	1,312	642
Benefit from income tax	(7,643)	(54)	(27,857)	(7,441)
Other expenses(6)	691	1,631	2,818	1,665
Adjusted net income attributable to Privia Health Group, Inc.	$6,970	$5,722	$41,574	$26,594
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.07	$0.06	$0.40	$0.28
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.06	$0.06	$0.36	$0.28
Weighted average common shares outstanding – basic	107,034,298	95,985,817	102,952,370	95,950,062
Weighted average common shares outstanding – diluted	120,690,458	95,985,817	114,830,915	95,950,062
(a) Any slight variations in totals due to rounding.
(6) Other expenses include certain non-cash or non-recurring costs.